Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Financial Guaranty Insurance Company:

         We consent to the use of our report dated February 14, 2003 on the predecessor basis financial statements of Financial Guaranty Insurance Company for the year ended December 31, 2002, included in the Form 8-K of IMH Assets Corp. (the "Registrant"), which is incorporated by reference in the registration statement (No. 333-117817), and to the reference to our firm under the heading "Experts" in the Prospectus Supplement of the Registrant relating to the Impac CMB Trust Series 2005-3, Collateralized Asset-Backed Bonds, Series 2005-3.



                                                                    /s/ KPMG LLP

New York, New York
March 30, 2005